Exhibit 4.1
EXECUTION VERSION

AMENDMENT NO. 2
TO CREDIT AGREEMENT
dated as of
June 16, 2009
Among
ABERCROMBIE & FITCH MANAGEMENT CO.
THE FOREIGN SUBSIDIARY BORROWERS PARTY HERETO,
as Borrowers,
ABERCROMBIE & FITCH CO.,
as Parent
THE LENDING INSTITUTIONS NAMED HEREIN,
as Lenders,
NATIONAL CITY BANK,
as an LC Issuer, the Swing Line Lender and as a Co-
Lead Arranger and Global Agent

AMENDMENT NO. 2 TO CREDIT AGREEMENT
This Amendment No. 2 to Credit Agreement (this “Amendment”) is made as of June 16, 2009, by and among ABERCROMBIE & FITCH MANAGEMENT CO., a Delaware corporation (the “Company”), the Foreign Subsidiary Borrowers party hereto (together with the Company, each a “Borrower” and collectively, the “Borrowers”), ABERCROMBIE & FITCH CO., a Delaware corporation (the “Parent”), the lenders party hereto (each a “Lender” and collectively, the “Lenders”), and NATIONAL CITY BANK, as the Swing Line Lender, an LC Issuer and the global agent (the “Global Agent).
RECITALS:
A. The Company, the Parent, the Foreign Subsidiary Borrowers, the Global Agent and the Lenders are parties to the Credit Agreement, dated as of April 15, 2008, as amended by Amendment No. 1 to Credit Agreement, dated December 29, 2008 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
B. The Borrowers, the Global Agent and the Lenders desire to further amend the Credit Agreement as more fully set forth herein.
C. Each capitalized term used herein and not otherwise defined herein shall have the same meaning set forth in the Credit Agreement as amended.
AGREEMENT:
In consideration of the premises and mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Global Agent and the Lenders agree as follows:
1. New Definitions. The following definitions shall be added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:
“Auction Rate Securities” means any auction rate securities permitted by clause (f) of the definition of Permitted Investments.
“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Parent and its Subsidiaries during that period that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the consolidated balance sheet of the Parent and its Subsidiaries.
“Fair Value” means, for each category of Specified Auction Rate Securities, the difference between the applicable amounts identified in the columns labeled “Face Value” and “Temporary Impairment” in the attachment to the certificate delivered to the Global Agent and the Lenders on the Second Amendment Effective Date pursuant to Section 17(b) of the Second Amendment.
“Ruehl Exit” means store closings, brand exiting related activities and other discontinued operations or infrastructure downsizing (including, without limitation, store lease buyout, store debranding and related payments and expenses related to severance and related employment matters), in each case directly related to the exit of the Ruehl business and brand.

“Second Amendment” means Amendment No. 2 to Credit Agreement, dated the Second Amendment Effective Date, among the Borrowers, the Parent, the Lenders and the Global Agent.
“Second Amendment Effective Date” means June 16, 2009.
“Specified Auction Rate Securities” means the specific Auction Rate Securities disclosed to the Global Agent and the Lenders on the Second Amendment Effective Date in a certificate delivered pursuant to Section 17(b) of the Second Amendment.
“Temporary Impairment” means, for each category of Specified Auction Rate Securities, the applicable amount identified in the column labeled “Temporary Impairment” in the attachment to the certificate delivered to the Global Agent and the Lenders on the Second Amendment Effective Date pursuant to Section 17(b) of the Second Amendment.
2. Amendments to Section 1.01 to the Credit Agreement. The following definitions contained in Section 1.01 of the Credit Agreement shall be amended and restated in their entirety to read as follows:
“Applicable Facility Fee Rate” means for any day:
(i) As of the Second Amendment Effective Date, until changed hereunder in accordance with the provisions set forth in this definition, 50.0 basis points;
(ii) Commencing with the fiscal quarter of the Parent ended on August 1, 2009, and continuing with each fiscal quarter thereafter, the Global Agent shall determine the Applicable Facility Fee Rate in accordance with the following matrix, based on the Leverage Ratio for the most recent determination date:

Leverage Ratio	Applicable Facility Fee Rate
Level I	25.0 bps
< 1.50 to 1.00
Level II	37.5 bps
≥ 1.50 to 1.00 and < 2.00 to 1.00
Level III	50.0 bps
≥ 2.00 to 1.00 and < 2.50 to 1.00
Level IV	50.0 bps
≥ 2.50 to 1.00 and < 3.00 to 1.00
Level V	62.5 bps
≥ 3.00 to 1.00

(iii) For the purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Parent’s fiscal year based upon the Parent’s consolidated financial statements delivered pursuant to Section 6.01 (a) or (b) and (ii) each change in the Applicable Facility Fee Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Global Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Ratio shall be deemed to be in Level V (A) at any time that an Event of Default has occurred and has been continuing for 15 days (or, in the case of any Event of Default under Section 8.01(g), immediately upon such occurrence) and the Global Agent, so notifies the Borrower, and provided further that, immediately following the remedy and/or waiver or cure of the relevant Event of Default, the Leverage Ratio shall be deemed to have been reinstated to the Level which would otherwise be applicable (and the Applicable Facility Fee Rate adjusted accordingly), or (B) subject to the Global Agent’s discretion, if the Parent fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 6.01(a) or (b) during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered. The Global Agent will promptly provide notice of any determination of the Applicable Facility Fee Rate to the Company and the Lenders. Any such determination by the Global Agent shall be conclusive and binding absent manifest error.
“Applicable Margin” means, for any day:
(i) As of the Second Amendment Effective Date, until changed hereunder in accordance with the following provisions, 200.0 basis points for Fixed Rate Loans and 100.0 basis points for Base Rate Loans;

(ii) Commencing with the fiscal quarter of the Parent ended on August 1, 2009, and continuing with each fiscal quarter thereafter, the Global Agent shall determine the Applicable Margin in accordance with the following matrix, based on the Leverage Ratio for the most recent determination date:

	Applicable Margin for	Applicable Margin for
Leverage Ratio	Fixed Rate Loans	Base Rate Loans
Level I	150.0 bps	50.0 bps
< 1.50 to 1.00
Level II	175.0 bps	75.0 bps
≥ 1.50 to 1.00 and < 2.00 to 1.00
Level III	200.0 bps	100.0 bps
≥ 2.00 to 1.00 and < 2.50 to 1.00
Level IV	225.0 bps	125.0 bps
≥ 2.50 to 1.00 and < 3.00 to 1.00
Level V	250.0 bps	150.0 bps
≥ 3.00 to 1.00
(iii) For the purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Parent’s fiscal year based upon the Parent’s consolidated financial statements delivered pursuant to Section 6.01(a) or (b) and (ii) each change in the Applicable Margin resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Global Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Ratio shall be deemed to be in Level V (A) at any time that an Event of Default has occurred and has been continuing for 15 days (or, in the case of any Event of Default under Section 8.01(g), immediately upon such occurrence) and the Global Agent, so notifies the Borrower, and provided further that, immediately following the remedy and/or waiver or cure of the relevant Event of Default, the Leverage Ratio shall be deemed to have been reinstated to the Level which would otherwise be applicable (and the Applicable Margin adjusted accordingly) or (B) subject to the Global Agent’s discretion, if the Parent fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 6.01(a) or (b) during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered. Any changes in the Applicable Margin shall be determined by the Global Agent in accordance with the provisions set forth in this definition, and the Global Agent will promptly provide notice of such determinations to the Company and the Lenders. Any such determination by the Global Agent shall be conclusive and binding absent manifest error.

“Consolidated EBITDAR” means, for any period, Consolidated Net Income for such period; plus without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Interest Expense, (ii) income and franchise (or similar) tax expense, (iii) depreciation and amortization expense (including impairment of long term store fixed assets), (iv) Minimum Rent (plus contingent store rent plus non-cash rent expense), (v) Non-Cash Compensation Charges, (vi) losses on any Specified Auction Rate Securities, in each case not to exceed the applicable Temporary Impairment for such Specified Auction Rate Securities, (vii) non-cash charges related to the Ruehl Exit in an aggregate amount not to exceed $50,000,000, (viii) non-recurring cash charges in an aggregate amount not to exceed $61,000,000 related to the Ruehl Exit, (ix) additional non-recurring non-cash charges in an amount not to exceed $20,000,000 in the aggregate during any Testing Period, and (x) other non-recurring cash charges in an amount not to exceed $10,000,000 in the aggregate during any Testing Period minus without duplication (A) Interest Income, (B) any benefit received from income, franchise (or similar) tax expense to the extent included in the determination of Consolidated Net Income, (C) gains arising from any Specified Auction Rate Securities, in each case resulting from the excess of the Fair Value thereof and (D) any cash payments made during such period that were deducted in determining Consolidated Net Income and added back in determining Consolidated EBITDAR in a previous Testing Period under clauses (v) or (ix); all as determined in accordance with GAAP on a consolidated basis for the Parent and the Subsidiaries.
“Coverage Ratio” means, for the Parent and the Subsidiaries on a consolidated basis as of the end of each Testing Period and as of any time Pro Forma Compliance is required to be demonstrated, the ratio of (a) Consolidated EBITDAR for the relevant Testing Period to (b) the sum of, without duplication, (x) Net Interest Expense, plus (y) scheduled payments of long-term debt as reported in accordance with GAAP, due within twelve months of the date of determination, (but excluding Indebtedness under this Agreement), plus (z) the sum of (i) Minimum Rent and (ii) contingent store rent, in each case for the Testing Period most recently ended.
“Default Rate” means, for any day, a rate per annum equal to (i) the Base Rate (or if the Default Rate is being determined in connection with a Canadian Revolving Loan, the Canadian Prime Rate) in effect on such day, plus (ii) the Applicable Margin for Base Rate Loans in effect on such day, plus (iii) 2.00%.
“Financial Officer” means the Chief Financial Officer, Chief Operations Officer, the Vice President having authority over financial matters or the Treasurer of the Company and/or the Parent, as applicable.
“Leverage Ratio” means for the Parent and the Subsidiaries on a consolidated basis as of the end of each Testing Period and as of any time Pro Forma Compliance is required to be demonstrated, the ratio of (i) Adjusted Total Debt to (ii) Consolidated EBITDAR for the Testing Period most recently ended.
“Maximum Credit Facility Amount” means the Dollar Equivalent of $350,000,000, as such amount may be reduced pursuant to Section 2.12 or increased pursuant to Section 2.17.
“Maximum Foreign Exposure Amount” means the Dollar Equivalent of $175,000,000, as such amount may be reduced pursuant to Section 2.12.
“Minimum Rent” means total store rent expense less contingent store rent less non-cash rent expense, and shall exclude any store lease payments to landlords related to the Ruehl Exit in an aggregate amount not to exceed $55,000,000.
“Non-Cash Compensation Charge” means, for any period, non-cash compensation expenses or other non-cash charges arising from the grant of or issuance of stock options, restricted stock, restricted stock units or stock-settled stock appreciation rights in connection with employee plans or other equity compensation arrangements.

“Revolving Facility LC Commitment Amount” means (a) with respect to Trade Letters of Credit, $350,000,000 or the Dollar Equivalent thereof in Designated Foreign Currency (as the same may be decreased pursuant to Section 2.12 or as the same may be increased pursuant to Section 2.17), and (b) with respect to Standby Letters of Credit, (i) from January 1, 2009 through December 31, 2009, $117,000,000; (ii) from January 1, 2010 through December 31, 2010, $200,000,000; and (iii) thereafter, $275,000,000.
“Swing Line Commitment” means $32,000,000.
“Total Canadian Commitment” means the sum of the Canadian Commitments of the Canadian Lenders as the same may be decreased pursuant to the terms of this Agreement. As of the Second Amendment Effective Date, the Total Canadian Commitment is the Dollar Equivalent of $20,000,000.
“Total Debt” means at any date, the consolidated total Indebtedness of the Parent and the Subsidiaries as of such date, as determined in accordance with GAAP (excluding from Indebtedness (i) Indebtedness incurred in connection with any FAS 13/98 Transactions and (ii) all obligations, contingent or otherwise, of the Parent and any Subsidiary as an account party under any Trade Letters of Credit but shall include any Indebtedness of the Parent or any Subsidiary under any Standby Letter of Credit (without duplication of any Indebtedness incurred, if any, in the form of any letter of credit or bank guarantee supporting rental obligations of the Parent, the Company or any Subsidiary).
3. Amendment to Section 1.01 to the Credit Agreement. Clause (f) of the definition of “Permitted Investments” shall be amended and restated in its entirety as follows:
“(f) auction preferred stock and auction rate certificates that, (i) at the date of purchase are (or were at the date of purchase) rated at least AA by S&P (or the equivalent) and (ii) at the date of purchase have (or had at the date of purchase) not more than 180 days until the next auction;”
4. Amendment to Section 1.01 to the Credit Agreement. (a) The definition of “Pro Forma Basis” shall be amended to insert a “)” at the end thereof and (b) the definition of “Utilization Fees” shall be deleted in its entirety.
5. Amendment to Section 2.09(a)(i) to the Credit Agreement. Section 2.09(a)(i) of the Credit Agreement shall be amended and restated in its entirety as follows:
“(i) during such periods as such Revolving Loan is a US Base Rate Loan, a fluctuating rate per annum equal to the Base Rate in effect from time to time plus the Applicable Margin for Base Rate Loans in effect from time to time,”
6. Amendment to Section 2.09(b) to the Credit Agreement. The first sentence of Section 2.09(b) of the Credit Agreement shall be amended and restated in its entirety as follows:
“Each Canadian Prime Rate Loan made by each Canadian Lender shall bear interest on the outstanding principal amount thereof at a fluctuating rate per annum that shall at all times be equal to the Canadian Prime Rate in effect from time to time plus the Applicable Margin for Base Rate Loans in effect from time to time.”

7. Amendment to Section 2.11(b) to the Credit Agreement. Section 2.11(b) of the Credit Agreement shall be amended and restated in its entirety as follows:
“(b) [Intentionally Omitted].”
8. Amendment to Section 2.11(c)(i)(A) to the Credit Agreement. Section 2.11(c)(i)(A) of the Credit Agreement shall be amended and restated in its entirety as follows:
“(A) the Applicable Margin for Fixed Rate Loans in effect on such day times”
9. Amendment to Section 2.11(c)(ii)(A) to the Credit Agreement. Section 2.11(c)(ii)(A) of the Credit Agreement shall be amended and restated in its entirety as follows:
“(A) one-half of the Applicable Margin for Fixed Rate Loans in effect on the date of issuance times”
10. Amendment to Section 2.12 to the Credit Agreement. Section 2.12, clause (c) of the Credit Agreement shall be amended and restated in its entirety as follows:
“(c) Partial Reduction of Commitments. Upon at least three Business Days’ prior irrevocable written notice (or telephonic notice confirmed in writing) to the Global Agent at its Notice Office (which notice the Global Agent shall promptly transmit to each of the Lenders), the Company shall have the right to partially and permanently reduce the Unutilized Total Revolving Commitment; provided, however, that (i) any such reduction shall apply to proportionately (based on each Lender’s Fixed Commitment Percentage) and permanently reduce the Facility Commitment of each Lender and the Canadian Commitment of each Canadian Lender, (ii) such reduction shall apply to proportionately and permanently reduce the Revolving Facility LC Commitment Amount, the Swing Line Commitment, the Total Canadian Commitment and the Maximum Foreign Exposure Amount, but only to the extent that the Unutilized Total Revolving Commitment would be reduced below any such limits, (iii) no such reduction shall be permitted if any Borrower would be required to make a mandatory prepayment of Loans or cash collateralize Letters of Credit pursuant to Section 2.13, and (iv) any partial reduction shall be in the amount of at least $25,000,000 (or, if greater, in integral multiples of $5,000,000).”
11. Amendment to Section 6.01(d) to the Credit Agreement. Section 6.01, clause (d) of the Credit Agreement shall be amended and restated in its entirety as follows:
“(d) Forecasts; Budgets. As and when generated but in any event no later than February 28 of each year, a copy of the Parent’s and its Subsidiaries budget for the next year.”
12. New Section 6.01(i) of the Credit Agreement. A new clause (i) shall be added to Section 6.01 of the Credit Agreement as follows:
“(i) Specified Auction Rate Securities. At the time of delivery of the financial statements provided for in subparts (a) and (b) above, a certificate signed by a Financial Officer of the Parent and the Company that sets forth the face value, temporary impairment and sale price (if applicable) of the Specified Auction Rate Securities and specifically indicates which Specified Auction Rate Securities have been sold and the date of each such sale.”

13. Amendment to Section 7.01 to the Credit Agreement. Section 7.01 of the Credit Agreement shall be amended by deleting the “and” following clause (i) thereof, deleting the “.” following clause (j) thereto and replacing it with “; and” and adding the following clause (k) thereto:
“(k) unsecured Indebtedness, if any, owed to landlords and constituting store lease buyout payments or other related payments related to the Ruehl Exit in an amount not to exceed $55,000,000 in the aggregate as evidenced by promissory notes or other agreements, the form of which are in form and substance reasonably satisfactory to the Global Agent and whose approval shall not be unreasonably withheld or delayed.”
14. Amendment to Section 7.04 to the Credit Agreement. Section 7.04 of the Credit Amendment shall be amended by (i) amending and restating clause (c) as follows:
“(c) additional purchases of or investments by the Parent, the Company or any Subsidiary in the capital stock of Subsidiaries, including Foreign Subsidiaries, joint ventures or the capital stock, assets, obligations or other securities of or interests in other Persons, and loans and advances by the Parent, the Company or any Credit Party to or in favor of, and guarantees by the Parent, the Company or any Subsidiary of the Indebtedness of, Foreign Subsidiaries, in an amount in the aggregate at any time outstanding which does not exceed 20% of Consolidated Tangible Assets.”
and (ii) deleting the “and” following clause (f) thereof, deleting the “.” following clause (g) thereto and replacing it with “; and” and adding the following clause (h) thereto:
“(h) guarantees by the Parent and the Company or any Subsidiary of the rental obligations of Foreign Subsidiaries to the extent such rental obligations do not constitute Indebtedness.”
15. Amendment to Section 7.07 to the Credit Agreement. Section 7.07 of the Credit Agreement shall be amended and restated in its entirety as follows:
“Section 7.07 Financial Covenants.
(a) Leverage Ratio. The Parent and the Company will not at any time permit the Leverage Ratio to exceed 3.75:1.00 at the end of each Testing Period and or at any time Pro Forma Compliance is required to be demonstrated.
(b) Coverage Ratio. The Parent and the Company will not at any time permit the Coverage Ratio to be less than the amount set forth below at the end of each Testing Period and or at any time Pro Forma Compliance is required to be demonstrated:

Minimum
Testing Period Ended	Coverage Ratio
August 1, 2009	2.00 to 1.00
October 31, 2009	1.75 to 1.00
January 30, 2010	1.65 to 1.00
May 1, 2010	1.65 to 1.00
July 31, 2010	1.65 to 1.00
October 30, 2010	1.75 to 1.00
January 29, 2011	1.75 to 1.00
May 1, 2011 and thereafter	2.00 to 1.00

(c) Maximum Consolidated Capital Expenditures. The Parent and its Subsidiaries will not make or incur Consolidated Capital Expenditures in excess of (i) for the fiscal year ending January 30, 2010, $275,000,000, and (ii) for the fiscal year ending January 29, 2011, $325,000,000, plus 100% of the unused portion of Consolidated Capital Expenditures permitted by clause (i) of this Section 7.07(c).
16. Amendment to Schedule I. Schedule I shall be amended and restated in its entirety as set forth on Schedule I attached hereto.
17. Conditions Precedent. The amendments set forth above shall become effective upon the satisfaction of the following conditions precedent:
(a) this Amendment has been executed by each Borrower, the Parent, the Global Agent and the Lenders, and counterparts hereof as so executed shall have been delivered to the Global Agent;
(b) the Borrowers shall have provided an officer’s certificate that certifies (i) that all representations and warranties of the Credit Parties contained in the Credit Agreement or in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of this Amendment, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made, and (ii) the Specified Auction Rate Securities and the face value and temporary impairment thereof on and as of May 1, 2009;
(c) each Subsidiary Guarantor has executed and delivered to the Global Agent the Subsidiary Guarantor Acknowledgment and Agreement attached hereto;
(d) the Borrowers (other than AFH Japan, G.K.) shall have provided an incumbency certificate for the Borrowers (other than AFH Japan, G.K.) and certain other Credit Parties as requested by the Global Agent;
(e) the Borrowers shall have paid (i) an amendment fee to the Global Agent for distribution to each Lender that provides an executed signature page by the date hereof in amount equal to 25.0 basis points multiplied by the applicable Commitment of each such Lender (as reduced by this Amendment) and (ii) such other fees as agreed to between the Borrowers and the Global Agent; and
(f) the Borrowers shall have paid all reasonable out-of-pocket fees and expenses of the Global Agent that have been invoiced on or prior to such date in connection with the preparation, negotiation, execution and delivery of this Amendment.
18. Representations and Warranties. The Borrowers and the Parent each hereby represents and warrants to the Global Agent and the Lenders that: (a) such Credit Party has the legal power and authority to execute and deliver this Amendment; (b) the officials executing this Amendment have been duly authorized to execute and deliver the same and bind such Credit Party with respect to the provisions hereof; (c) the execution and delivery hereof by such Credit Party and the performance and observance by such Credit Party of the provisions hereof do not violate or conflict with the organizational documents of such Credit Party or any law applicable to such Credit Party; (d) no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; and (e) this Amendment constitutes a valid and binding obligation of such Credit Party in every respect, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

19. Credit Agreement Unaffected. Each reference that is made in the Credit Agreement or any other Loan Document shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby.
20. Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.
21. Entire Agreement. This Amendment is specifically limited to the matters expressly set forth herein. This Amendment and all other instruments, agreements and documents executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Credit Agreement.
22. Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.
(a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWERS AND THE PARENT EACH HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF OHIO GOVERNS THIS AGREEMENT. Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the Court of Common Pleas of Cuyahoga County, Ohio, or of the United States for the Northern District of Ohio, and, by execution and delivery of this Agreement, the Borrowers and the Parent each hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrowers and the Parent each hereby further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Credit Party at its address for notices pursuant to Section 11. 04 of the Credit Agreement, such service to become effective 30 days after such mailing or at such earlier time as may be provided under applicable law. Nothing herein shall affect the right of the Global Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

(b) The Borrowers and the Parent each hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to in Section 22(a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.
(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING THERETO), OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.
(Signature pages follow.)

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

ABERCROMBIE & FITCH MANAGEMENT CO.
By:	/s/ Everett E. Gallagher, Jr.
	Name:	Everett E. Gallagher, Jr.
	Title:	Vice President

ABERCROMBIE & FITCH CO.
By:	/s/ Jonathan E. Ramsden
	Name:	Jonathan E. Ramsden
	Title:	Executive Vice President and Chief Financial Officer

ABERCROMBIE & FITCH EUROPE SA
By:	/s/ David S. Cupps
	Name:	David S. Cupps
	Title:	Director and President

ABERCROMBIE & FITCH (UK) LIMITED
By:	/s/ David S. Cupps
	Name:	David S. Cupps
	Title:	Director

AFH CANADA STORES CO.
By:	/s/ David S. Cupps
	Name:	David S. Cupps
	Title:	Secretary

AFH JAPAN, G.K.
By:	/s/ Takehiko Fukouka (by corporate seal)
	Name:	Takehiko Fukouka
	Title:	Executive Manager

NATIONAL CITY BANK, as a Lender, an LC Issuer, the Swing Line Lender, Co-Lead Arranger and Global Agent
By:	/s/ Thomas E. Redmond
	Name:	Thomas E. Redmond
	Title:	Senior Vice President

NATIONAL CITY BANK, CANADA BRANCH as a Canadian Lender
By:	/s/ Caroline Stade
	Name:	Caroline Stade
	Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., as a Co-Lead Arranger, Syndication Agent and as a Lender

By:	/s/ Lisa Whatley

	Name:	Lisa Whatley
	Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A. (Canada Branch), as a Lender

By:	/s/ Lisa Whatley

	Name:	Lisa Whatley
	Title:	Senior Vice President

J.P. MORGAN EUROPE LIMITED, as a Lender

By:	/s/ Alastair A. Stevenson

	Name:	Alastair A. Stevenson
	Title:	Managing Director

FIFTH THIRD BANK, as a Lender

By:	/s/ Ryan D. Burgess

	Name:	Ryan D. Burgess
	Title:	Senior Vice President

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ Jeff Blendick

	Name:	Jeff Blendick
	Title:	Vice President

BANK OF AMERICA N.A., as a Lender

By:	/s/ Jaime Eng

	Name:	Jaime Eng
	Title:	Vice President

CITIZENS BANK OF PENNSYLVANIA, as a Lender

By:	/s/ Debra L. McAllonis

	Name:	Debra L. McAllonis
	Title:	Senior Vice President

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Yasuhiko Imai

	Name:	Yasuhiko Imai
	Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Frances W. Josephic

	Name:	Frances W. Josephic
	Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Mary Ann Amshoff

	Name:	Mary Ann Amshoff
	Title:	Vice President

SUBSIDIARY GUARANTOR ACKNOWLEDGMENT AND AGREEMENT
Each of the undersigned (collectively, the “Subsidiary Guarantors” and, individually, “Subsidiary Guarantor”) consents and agrees to and acknowledges the terms of the foregoing Amendment No. 2 to Credit Agreement, dated as of June 16, 2009 (the “Amendment”). Each Subsidiary Guarantor specifically acknowledges the terms of and consents to the amendments set forth in the Amendment. Each Subsidiary Guarantor further agrees that its obligations pursuant to the Subsidiary Guaranty shall remain in full force and effect and be unaffected hereby.
EACH SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSIDIARY GUARANTOR ACKNOWLEDGMENT AND AGREEMENT OR THE AMENDMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH SUBSIDIARY GUARANTOR HEREBY CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.
(Signature page follows.)

IN WITNESS WHEREOF, this Subsidiary Guarantor Acknowledgment and Agreement has been duly executed and delivered as of the date of the Amendment.

ABERCROMBIE & FITCH CO.
By:	/s/ Jonathan E. Ramsden
	Name:	Jonathan E. Ramsden
	Title:	Executive Vice President and Chief Financial Officer

ABERCROMBIE & FITCH HOLDING CORPORATION
By:	/s/ Everett E. Gallagher, Jr.
	Name:	Everett E. Gallagher, Jr.
	Title:	Vice President

A&F TRADEMARK, INC.
By:	/s/ Everett E. Gallagher, Jr.
	Name:	Everett E. Gallagher, Jr.
	Title:	Vice President

ABERCROMBIE & FITCH FULFILLMENT COMPANY
By:	/s/ Everett E. Gallagher, Jr.
	Name:	Everett E. Gallagher, Jr.
	Title:	Vice President

ABERCROMBIE & FITCH DISTRIBUTION COMPANY
By:	/s/ Everett E. Gallagher, Jr.
	Name:	Everett E. Gallagher, Jr.
	Title:	Vice President

J.M.H. TRADEMARK, INC.
By:	/s/ Everett E. Gallagher, Jr.
	Name:	Everett E. Gallagher, Jr.
	Title:	Vice President

J.M. HOLLISTER, LLC

By:	Abercrombie & Fitch Stores, Inc.
Its Sole Member

By:	/s/ Everett E. Gallagher, Jr.
	Name:	Everett E. Gallagher, Jr.
	Title:	Vice President

ABERCROMBIE & FITCH TRADING CO.
By:	/s/ Everett E. Gallagher, Jr.
	Name:	Everett E. Gallagher, Jr.
	Title:	Vice President

ABERCROMBIE & FITCH STORES, INC.
By:	/s/ Everett E. Gallagher, Jr.
	Name:	Everett E. Gallagher, Jr.
	Title:	Vice President

ABERCROMBIE & FITCH PROCUREMENT SERVICES, LLC

By:	Abercrombie & Fitch Trading Co.
Its Sole Member

By:	/s/ Everett E. Gallagher, Jr.
	Name:	Everett E. Gallagher, Jr.
	Title:	Vice President

FAN COMPANY, LLC

By:	Abercrombie & Fitch Management Co.
Its Sole Member

By:	/s/ Everett E. Gallagher, Jr.
	Name:	Everett E. Gallagher, Jr.
	Title:	Vice President

HOLLISTER CO.
By:	/s/ Everett E. Gallagher, Jr.
	Name:	Everett E. Gallagher, Jr.
	Title:	Vice President

ABERCROMBIE & FITCH INTERNATIONAL, INC.
By:	/s/ Everett E. Gallagher, Jr.
	Name:	Everett E. Gallagher, Jr.
	Title:	Vice President

GILLY HICKS LLC

By:	Abercrombie & Fitch Stores, Inc.
Its Sole Member

By:	/s/ Everett E. Gallagher, Jr.
	Name:	Everett E. Gallagher, Jr.
	Title:	Vice President

DFZ, LLC

By:	Abercrombie & Fitch Management Co.
Its Sole Member

By:	/s/ Everett E. Gallagher, Jr.
	Name:	Everett E. Gallagher, Jr.
	Title:	Vice President

A&F CANADA HOLDING CO.
By:	/s/ Everett E. Gallagher, Jr.
	Name:	Everett E. Gallagher, Jr.
	Title:	Vice President

CANOE, LLC

By:	Abercrombie & Fitch Management Co.
Its Sole Member

By:	/s/ Everett E. Gallagher, Jr.
	Name:	Everett E. Gallagher, Jr.
	Title:	Vice President

CROMBIE, LLC

By:	Abercrombie & Fitch Management Co.
Its Sole Member

By:	/s/ Everett E. Gallagher, Jr.
	Name:	Everett E. Gallagher, Jr.
	Title:	Vice President

RUEHL NO. 925, LLC

By:	Abercrombie & Fitch Stores, Inc.
Its Sole Member

By:	/s/ Everett E. Gallagher, Jr.
	Name:	Everett E. Gallagher, Jr.
	Title:	Vice President

Schedule 1
Lenders and Commitments

				Canadian
		Fixed Commitment	Canadian	Commitment
		Percentage as of	Sub-Facility	Percentage as of
Lender	Facility Commitment	the Closing Date	Commitment	the Closing Date
National City Bank	$53,277,777.78	15.222222222%	N/A	N/A
National City Bank, Canada Branch	N/A	N/A	$10,000,000	50.0%
JPMorgan Chase Bank, N.A.	$53,277,777.78	15.222222222%	$10,000,000	50.0%
Fifth Third Bank	$52,888,888.89	15.111111111%	N/A	N/A
The Huntington National Bank	$46,666,666.67	13.333333333%	N/A	N/A
Bank of America, N.A.	$35,000,000.00	10.000000000%	N/A	N/A
Citizens Bank of Pennsylvania	$31,111,111.11	8.888888889%	N/A	N/A
Sumitomo Mitsui Banking Corporation	$31,111,111.11	8.888888889%	N/A	N/A
US Bank, N.A.	$31,111,111.11	8.888888889%	N/A	N/A
PNC Bank, National Association	$15,555,555.56	4.444444444%	N/A	N/A

Total:	$350,000,000.00	100.000000000%	$20,000,000.00	100.00%